LIMITED WAIVER AGREEMENT


     This Limited Waiver Agreement (this "Agreement") dated as of March 10, 1997 is entered into between Mercury Finance Company, a Delaware corporation ("Mercury") and PaineWebber Inc., successor to Kidder, Peabody & Co., Incorporated (the "Dealer") under that certain Commercial Paper Dealer Agreement dated as of March 25, 1991 (the "Dealer Agreement").


                              W I T N E S S E T H :

     WHEREAS, Dealer is party to the Dealer Agreement under which Mercury has issued commercial paper to customers of the Dealer (the "Customers"), which commercial paper is in default;

     WHEREAS, Mercury is in default under various provisions of other lending agreements with various institutions;

     WHEREAS, in late January 1997, Mercury began experiencing a severe liquidity crisis and required immediate emergency financing to continue its operations;

     WHEREAS, in February 1997, to meet such emergency financing needs, Mercury and certain of its subsidiaries (collectively, the "Borrowers") entered into a Loan and Security Agreement with BankAmerica Business Credit, Inc. ("BABC") dated as of February 7, 1997 (the "Bridge Loan Agreement") providing the Borrowers with a secured revolving loan facility in an aggregate principal amount not to exceed $50 million and having a maturity of March 10, 1997, with an option to extend (the "Bridge Loan");

     WHEREAS, the Borrowers require financing beyond March 10, 1997 to continue their operations and have therefore requested BABC to extend the maturity date of the Bridge Loan to June 10, 1997 in accordance with the terms set forth in the Second Amendment attached hereto as Exhibit A;

     WHEREAS, certain provisions of the Dealer Agreement unless waived prohibit the Borrowers from granting liens on their assets to secure indebtedness for borrowed money and/or require that Lender be granted an equal or ratable lien on such assets in the event such a lien is granted to another lender;

     WHEREAS, in connection with the extension of the maturity date of the Bridge Loan to June 10, 1997, Mercury has requested the Dealer, on behalf of itself but not its Customers, to waive such provisions of the Dealer Agreement to permit Mercury to obtain the emergency financing it needs;

     WHEREAS, the Dealer, on behalf of itself but not its Customers, is willing to waive certain limited provisions of the Dealer Agreement to permit the maturity of the Bridge Loan to be extended to June 10, 1997;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mercury and the Dealer agree as follows:

     1.   Waiver.   Solely in connection with the extension of the maturity date of the Bridge Loan to June 10, 1997 in accordance with the terms and conditions of the Second Amendment, on behalf of itself but not its Customers, the Dealer waives compliance with any of the provisions of the Dealer Agreement that
(a) prohibit or restrict the granting of security interests, liens or mortgages by any of the Borrowers to BABC (the "BABC Liens") to secure the Bridge Loan or
(b) result in or require the creation of a security interest, lien or mortgage in favor of the Dealer or its customers on any assets of the Borrowers as a result of the granting of the BABC Liens to secure the Bridge Loan; provided, that the waivers set forth in this Section 1 shall be effective on the conditions that the (i) aggregate principal amount of loans advanced to the Borrowers under the Bridge Loan does not exceed $50 million and (ii) the BABC Liens secure only the Bridge Loan and do not secure any other indebtedness for borrowed money outstanding as of the date hereof or hereafter.

     2. Entire Agreement. This Agreement constitutes the full and entire understanding of the parties hereto with respect to the subject matter hereof.

     3. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

     4. Successors and Assigns. This Agreement shall insure to the benefit of, and be binding upon the successors and assigns of, each of the parties hereto.

     5. Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute one instrument.

                            *     *     *     *     *


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                              MERCURY FINANCE COMPANY,
                              a Delaware corporation


                              By:
                              Name:
                              Title:



                              PAINEWEBBER INC.


                              By:
                              Name:
                              Title: